Exhibit 99.1

Atlas Technical Consultants Reports Fourth Quarter and Full Year 2020 Results

- Numerous Major Accomplishments in Inaugural Year as a Public Company -

- Recent Recapitalization to Fuel Organic Growth, Accelerate M&A and Strengthen Returns -

- Provides 2021 Growth Outlook for Revenue of $500 to $520 million and Adjusted EBITDA of $70 to $76 million -

Austin, TX (March 8, 2021) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (“Atlas” or the “Company”), a leading provider of professional testing, inspection, environmental, engineering, program management, and consulting services, announced today results for the fourth quarter and fiscal year ended December 31, 2020.

Fourth Quarter 2020 Highlights:

●	Gross revenue of $125.7 million, compared to $113.0 million in the prior-year quarter. The increase in revenue is attributable primarily to strength in transportation and other infrastructure work, recovering private sector work in COVID-19 impacted markets, and the contribution of acquisitions.

●	Net revenue[1] of $101.5 million, compared to $92.5 million in the prior-year quarter. Net revenues were approximately 81% of gross revenues, supported by the ongoing strategic execution to increase self-performance through an expansion of services provided to our customer base while minimizing reliance on third-party providers.

●	Net loss was $6.3 million, compared to a net loss of $5.5 million in the prior-year quarter. Net loss in the fourth quarter of 2020 included $4.3 million of one-time pre-tax costs, primarily related to professional fees associated with capital markets transactions and acquisitions.

●	Adjusted EBITDA[2] of $15.4 million, compared to $17.3 million in the prior-year quarter related to major program closeouts and benefit costs.

●	Backlog at quarter-end totaled $628 million, up from $601 million at the end of 2019. Steady sales and backlog performance were driven by a range of large project and program additions across the nationwide platform and increased average project size.

●	Operating cash flow of $5.6 million, compared to $12.8 million in the prior-year quarter.

Full Year 2020 Highlights:

●	Gross revenue of $468.2 million, compared to $471.0 million in the prior year, benefitting from resilient government-based work and partial year benefit of acquisitions.

●	Net revenue of $381.4 million, compared to $377.8 million in the prior year, increased to 81.5% of gross revenue, driven by an ongoing increase in self-performed work.

●	Net loss was $27.1 million, compared to net income of $8.0 million in the prior year. The net loss in 2020 included $38.1 million of one-time pre-tax costs, primarily related to $24.9 million of transaction costs and professional fees associated with the Company going public in early 2020 and subsequent capital markets transactions, as well as $11.4 million of non-cash equity compensation.

●	Adjusted EBITDA of $62.7 million, compared to $65.6 million in the prior year, represented 16.4% of net revenue.

●	Completed three accretive and deleveraging acquisitions, all deepening the presence and cross-selling capabilities of Atlas primarily in the transportation sector. In March 2021, also announced a definitive agreement to acquire Atlantic Engineering Laboratories, Inc. (“AEL”) and Atlantic Engineering Laboratories of New York, Inc. (“AELNY”), an infrastructure services-focused Company in the greater New York metropolitan area.

●	Initiated the first critical step to simplifying the capital structure through a completed warrant exchange offer in November 2020.

●	In February 2021, completed a comprehensive recapitalization of the balance sheet in partnership with Blackstone Capital via a streamlined debt structure, the elimination of preferred equity, and a new delayed draw term loan to support new M&A. In addition, JP Morgan Chase entered in as a new long-term partner providing a $40 million revolver with a $20 million expansion feature.

L. Joe Boyer, Atlas’ Chief Executive Officer, stated, “I am very pleased to report on a strong finish to a year of many important accomplishments since becoming a public company in February 2020. Our return to growth in the fourth quarter showed a continuation of positive market momentum since mid-2020, as well as outstanding execution by the entire Atlas team. On a regional basis, Texas and Georgia contributed significantly to our performance in 2020 and continue to drive material growth largely fueled by Department of Transportation contracts. We experienced steady improvement in the Northeast and West Coast as 2020 progressed, and we believe our recent acquisition of Alta Vista and recently announced definitive agreement to acquire AEL and AELNY are well-timed as we cross-sell new service offerings to these key geographies.”

Mr. Boyer continued, “We are optimistic the growth trends identified will continue, and we entered 2021 in a better position to capitalize on those market opportunities, including a built-out public company infrastructure and world-class operating team. The combination of organic growth and M&A remains integral to our expansion plans, particularly as it relates to expected increases in transportation, infrastructure and environmental spending. We believe the recent transformative enhancements to our capital structure represent a new catalyst for Atlas. We plan to accelerate the execution of our strategy of acquiring companies in key geographies that allow us to self-perform more work nationally and increase earnings, while also structuring those transactions in a manner that reduces net leverage.”

Liquidity and Capital Resources

The full-year 2020 operating cash flow was $15.8 million, compared to $31.5 million in the prior year. Operating cash flow in 2020 included $24.9 million of one-time cash expenses incurred to complete the business combination and related public company formation transactions. Excluding the one-time cash expenses, operating cash flow would have been $40.7 million in 2020. At the end of 2020, the Company had $14.1 million in cash and cash equivalents and $39.0 million in total available liquidity.

In February 2021, a comprehensive recapitalization of the balance sheet was completed through a new $432 million term loan, a $75 million delayed draw term loan and a $40 million revolver with a $20 million expansion feature. This restructuring served to pay down existing indebtedness and redeem all of the Company’s outstanding preferred equity units at par, providing a streamlined capital structure while reducing interest rates and debt service and extending maturities. In addition, this structure significantly increases available liquidity, positioning the Company to benefit from up to $116M in additional liquidity to support new organic growth initiatives and M&A over the next two years.

Inclusive of the Company’s warrant exchange concluded in late 2020 and the continued conversion of Class B common shares to Class A shares, the Company has 35,280,412 common shares outstanding consisting of 15,129,339 Class A shares and 20,151,073 Class B shares as of today’s date.

Service Line Revenue Update

Starting with the first quarter of 2021, Atlas plans to provide additional disclosures for gross revenues by service line, consistent with how management evaluates its performance. These service lines are outlined below.

●	Testing, Inspection and Certification Services (TIC): 35% of 2020 gross revenue.

●	Environmental (ENV): 33% of 2020 gross revenue.

●	Program, Construction, and Quality Management (PCQM): 18% of 2020 gross revenue.

●	Engineering and Design (E&D): 14% of 2020 gross revenue.

Full Year 2021 Outlook

●	Adjusted EBITDA is expected to be in the range of $70 million to $76 million, reflecting a 16.4% increase at the midpoint compared to the full year 2020.

●	Gross revenue is anticipated to be in the range of $500 million to $520 million, with net revenue and self-performance expected to continue to improve as compared to 2020.

●	The outlook reflects the strength of backlog and current visibility on the timing of work.

David D. Quinn, Sr., Chief Financial Officer, concluded, “We are excited about the opportunities ahead in terms of organic and acquisitive growth opportunities. While some uncertainty exists with the ongoing challenges related to COVID-19, we are confident about the market improvement and our business’s resilience. Based on our backlog strength and the trajectory of those end markets, we expect 2021 revenues, adjusted EBITDA, and earnings to continue advancing beyond pre-pandemic levels. And with the additional flexibility realized by our recent recapitalization efforts, we intend to continue our deleveraging M&A strategy as we unlock the significant upside in our business, particularly in transportation, infrastructure, and environmental work.”

(1) Net revenue is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net revenue to the most comparable financial measure calculated in accordance with GAAP.

(2) Adjusted EBITDA is a Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to the most comparable financial measure calculated in accordance with GAAP.

Webcast and Conference Call

The Company will host a webcast and conference call on Monday, March 8, 2021, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review fourth quarter and fiscal year 2020 results, discuss recent events and conduct a question-and-answer session. The live webcast will be available at www.oneatlas.com in the Investors section. The conference call will also be accessible by dialing 1-877-407-9716 (Domestic) and 1-201-493-6779 (International). A replay of the webcast will be available on the Company’s website.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection, engineering, environmental, program management, and consulting services. Under the name Atlas Technical Consultants, we offer solutions to public and private sector clients in the transportation, commercial, water, government, education, and industrial markets. With approximately 140 offices in 41 states and approximately 3,300 employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements and involve a number of risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions and estimates, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our expectations and beliefs as of the date of this filing concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions or estimates that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described throughout our annual report on Form 10-K for the year ended December 31, 2019 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 16, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 11, 2020, our quarterly report for the quarter ended June 30, 2020 filed with the SEC on August 10, 2020 and our quarterly report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 9, 2020, particularly the “Risk Factors” sections of such reports and the factors described below: (1) the ability to maintain the listing of the Company’s shares of Class A common stock on Nasdaq; (2) the ability to recognize the anticipated benefits of acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (3) costs related to acquisitions; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors (including as a result of COVID-19); and (6) other risks and uncertainties indicated from time to time in the Company’s filings with the SEC, including those under “Risk Factors” therein. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this press release and in documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business. Unless specifically indicated otherwise, the forward-looking statements in this press release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this press release are made as of the date of its release, including expectations based on third-party information and projections that management believes to be reputable, and the Company does not undertake, and expressly disclaims any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenues	125,714	113,014	468,217	471,047

Cost of revenues	(65,874)	(63,494)	(245,714)	(259,741)
Operating expenses	(59,681)	(52,035)	(224,759)	(191,926)

Operating income (loss)	177	(3,233)	(2,256)	19,380

Interest expense	(6,324)	(1,835)	(24,673)	(9,862)

Income (loss) before income taxes	(6,165)	(4,350)	(26,929)	9,518
Income tax (expense) benefit	(133)	(1,228)	(133)	(1,342)

Net income (loss) from continuing operations	(6,298)	(5,578)	(27,062)	8,176

Loss from discontinued operations	-	67	-	(146)

Net income (loss)	(6,298)	(5,511)	(27,062)	8,030

Provision for non-controlling interest	7,412	-	15,556	-

Redeemable preferred stock dividends	(4,884)	-	(16,161)	-

Net (loss) income attributable to Class A common stock shareholders/members	(3,770)	(5,511)	(27,667)	8,030

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	14,062	20,185
Accounts receivable, net	99,822	90,775
Unbilled receivables, net	38,350	40,513
Prepaid expenses	5,874	5,266
Other current assets	3,873	812

Total current assets	161,981	157,551

Property and equipment,	14,134	14,824
Intangible assets, net	85,700	92,389
Goodwill	102,209	85,125
Other long-term assets	3,101	2,884

TOTAL ASSETS	367,125	352,773

LIABILITIES, REDEEMABLE PREFERRED STOCK, SHAREHOLDERS’ EQUITY AND MEMBERS’
Current liabilities:
Trade accounts payable	28,457	30,754
Accrued liabilities	15,011	10,085
Current maturities of long-term debt	14,050	10,875
Other current liabilities	11,627	13,712

Total current liabilities	69,145	65,426

Long-term debt, net of current maturities and loan costs	264,970	158,557
Other long-term liabilities	15,183	1,347

Total liabilities	349,298	225,330

COMMITMENTS AND CONTINGENCIES (NOTE 14)

Redeemable preferred stock	151,391	-

Members’ Capital	-	127,443
Class A common stock, $0.0001 par value	1	-
Class B common stock, $0.0001 par value	2	-
Additional paid in capital	(37,382)	-
Non-controlling interest	(89,563)	-
Retained (deficit)	(6,622)	-

Total shareholders’ equity/members’ capital	(133,564)	127,443

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, SHAREHOLDERS’ EQUITY AND MEMBERS’ CAPITAL	$367,125	$352,773

ATLAS TECHNICAL CONSULTANTS, INC. AND SUBSIDIARIES
UNAUDITED STATEMENT OF CASH FLOWS

(in thousands)

	For the quarter ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net (loss) income	(6,298)	(5,511)	(27,062)	8,030
Adjustments to reconcile net income to net cash (used in) provided by operating
Depreciation and amortization	10,587	4,278	26,057	19,881
Equity based compensation expense	380	601	10,795	1,984
Loss (gain) on sale of property and equipment	21	(94)	39	(170)
Write-off of deferred financing costs related to debt extinguishment	-	-	1,712	40
Amortization of deferred financing costs	768	186	2,508	360
Provision for bad debts	(474)	666	607	1,017
Changes in assets & liabilities:	-	-
Decrease in accounts receivable and unbilled receivable	4,076	9,466	1,817	6,567
(Increase) decrease in prepaid expenses	(254)	1,350	(45)	1,180
(Increase) in other current assets	(1,436)	(188)	(3,061)	(359)
(Decrease) increase in trade accounts payable	2,040	3,893	(4,313)	6,233
Increase (decrease) in accrued liabilities	2,471	(2,968)	6,829	(3,961)
(Decrease) in other current and long-term liabilities	(6,199)	(506)	(52)	(8,450)
(Increase) in other long-term assets	(34)	1,642	(58)	(845)

Net cash provided by operating activities	5,648	12,815	15,773	31,507

Cash flows from investing activities:
Purchases of property and equipment	(1,045)	(2,325)	(3,788)	(8,453)
Proceeds from disposal of property and equipment	94	870	318	1,140
Purchase of engineering license	-	(2,000)	-	(2,000)
Purchase of business, net of cash acquired	(7,993)	(294)	(20,387)	(294)

Net cash (used in) investing activities	(8,944)	(3,749)	(23,857)	(9,607)

Cash flows from financing activities:
Proceeds from issuance of debt	12,000	2,371	339,000	181,687
Payment of loan acquisition costs	(182)	-	(17,949)	(1,274)
Repayments of debt	(3,513)	(5,079)	(215,683)	(129,209)
Proceeds from issuance of redeemable preferred stock	-	-	141,840	-
Payments of redeemable preferred stock dividends	(2,028)	-	(6,611)	-
Issuance of common stock	-	-	10,229	-
Member distributions	-	(965)	(21,830)	(54,365)
Distributions to non-controlling interests	(554)	-	(717)	-
Payment to shareholders associated with Atlas Business Combination	-	-	(226,318)	-
Payment of contingent earn-out	-	(2,563)	-	(5,063)
Net cash (used in) financing activities	5,723	(6,236)	1,961	(8,224)

Net change in cash and equivalents	2,427	2,830	(6,123)	13,676

Cash and equivalents - beginning of period	11,635	17,355	20,185	6,509

Cash and equivalents - end of period	14,062	20,185	14,062	20,185

Reconciliation of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Atlas discloses Adjusted EBITDA and net revenue, which are non-GAAP financial measures, in this press release. Atlas believes these financial measures are useful indicators to evaluate performance because they allow for an effective evaluation of Atlas’ operating performance when compared to its peers, without regard to its financing methods or capital structure. Atlas believes Adjusted EBITDA and net revenue are useful for investors and others in understanding and evaluating Atlas’ operations results in the same manner as its management. However, Adjusted EBITDA and net revenue are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

Atlas defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. Atlas excludes these items from net income in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Atlas’ presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Atlas’ computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Atlas defines net revenue as gross revenue before reimbursable expenses and other adjustments. Atlas excludes these items from gross revenue in arriving at net revenue because net revenue is an important measure of the underlying production and performance of the business. Certain items excluded from net revenue are significant components in understanding and assessing a company’s financial performance, such as subcontractor and other “pass-through” related costs. Atlas’ presentation of net revenue should not be construed as an indication that results will be unaffected by the items excluded from net revenue. Atlas’ computation of net revenue may not be identical to other similarly titled measures of other companies. For a reconciliation of net revenue to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Atlas Technical Consultants

Reconciliation of Gross Revenues to Net Revenues

(in thousands)

	For the quarter ended December 31,		For the year ended December 31,
	2020	2019	2020	2019

Gross Revenue	$125,714	$113,014	$468,217	$471,047
Reimburseable Expenses	(24,261)	(20,562)	(86,811)	(93,265)
Revenue Net of Reimburseable Expenses	$101,453	$92,452	$381,406	$377,782

Atlas Technical Consultants

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	For the quarter ended December 31,		For the year ended December 31,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)

Net (loss) income	$(6,298)	$(5,511)	$(27,062)	$8,030
Interest	6,324	1,835	24,673	9,862
Taxes	133	1,228	133	1,342
Depreciation and amortization	10,587	4,278	26,057	19,881
EBITDA	10,746	1,830	23,801	39,115

EBITDA for acquired business prior to Acquisition Date(1)	-	-	800	-
Other non-recurring expenses(2)	4,283	14,908	26,731	24,470
Non-cash equity compensation	405	601	11,400	1,984

Adjusted EBITDA	$15,434	$17,339	$62,732	$65,569

(1)	Includes the EBITDA of LONG (which we acquired in February 2020) for the period January 1, 2020 through the date of the acquisition and January 1, 2019 through December 31, 2019.

(2)	Includes professional service-related service fees such as legal, accounting, tax, valuation and other consulting relating to the Atlas Business Combination, acquisition related professional fees, shutdown of the telecom division costs in 2019 and costs incurred related to the COVID-19 pandemic.

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

512-851-1507

ir@oneatlas.com